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                                                                  Exhibit 23.4



                                    [LETTERHEAD OF
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                      CONSENT OF
                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

         We hereby consent to the use of our name in the Proxy Statement/Prospectus/Exchange Offer filed with the Securities and Exchange Commission (the "Commission") on the date hereof as part of Autoliv, Inc.'s Registration Statement on Form S-4 (the "Registration Statement") and to the filing of our opinion letter (or form thereof) as Exhibit 8.2 to the Registration Statement filed with the Commission with respect to, among other things, the Exchange Offer described in the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                                            Very truly yours,



                                            /s/ Skadden, Arps, Slate,
                                                Meagher & Flom LLP
                                            March 24, 1997